Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officer of the 2017 Mandatory Exchangeable Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the 2017 Mandatory Exchangeable Trust for the period ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the 2017 Mandatory Exchangeable Trust for the stated period.

/x/ Donald J. Puglisi Donald J. Puglisi Managing Trustee, 2017 Mandatory Exchangeable Trust
Dated: March XX, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by 2017 Mandatory Exchangeable Trust for purposes of Section 18 of the Securities Exchange Act of 1934.